Exhibit 10.3

                             AMENDMENT NO. 4 TO THE
                    RETIREMENT PENSION PLAN FOR EMPLOYEES OF
                    TRANS-LUX CORPORATION AND CERTAIN OF ITS
                         SUBSIDIARIES AND/OR AFFILIATES
            AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2001


WHEREAS, Trans-Lux Corporation ("Company") maintains the Retirement Pension Plan for Employees of Trans-Lux Corporation and Certain of Its Subsidiaries and/or Affiliates ("Plan"), as amended and restated effective January 1, 2001; and

WHEREAS, in accordance with the power reserved to it in Section 15.1 of the Plan, the Board of Directors of the Company may amend the Plan from time to time, subject to certain conditions not now relevant; and

WHEREAS, the Company deems it advisable to amend the Plan at this time to comply with the provisions of the Pension Protection Act of 2006 and recent changes to the regulations under Section 415 of the Internal Revenue Code;

NOW, THEREFORE, be it

RESOLVED, that the Plan be, and it hereby is, amended as follows:

1. Section 1.16 of the Plan is hereby amended, effective as of January 1, 2008, by adding the following sentence at the end of the final sentence thereof:

    "Statutory compensation shall also include amounts required to be recognized under the provisions of U.S. Treasury Department regulation 1.415(c)-2(e)."

2. Section 4.3 of the Plan is hereby amended, effective as of January 1, 2008, to read in its entirety as follows:

    "4.3  Maximum Benefits
          ----------------

    (a) The following provisions of this Section reflecting the increased limitations of Section 415(b) of the Code effective on and after January 1, 2002 shall apply to all current

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        and former Members (with benefits limited by Section 415(b) of the Code)
        who have an Accrued Benefit under the Plan immediately prior to January 1, 2002 (other than an Accrued Benefit resulting from a benefit increase solely as a result of the increases in limitations under Section
        415(b)).

    (b) Notwithstanding any other provision of the Plan, the annual benefit to which a Member is entitled under the Plan shall not, in any calendar year, which shall be the limitation year, be in an amount which would exceed the applicable limitations under Section 415 of the Code and regulations thereof. If the benefit payable under the Plan would (but for this Section) exceed the limitations of Section 415 of the Code by reason of a benefit payable under another defined benefit plan aggregated with this Plan under Code Section 415(f), the benefit under this Plan shall be reduced only after all reductions have been made under such other plan. As of January 1 of each calendar year commencing on or after January 1, 2002, the dollar limitation as determined by the Commissioner of Internal Revenue for that calendar year shall become effective as the maximum permissible dollar amount of benefit payable under the Plan during the limitation year ending within that calendar year including benefits payable to Members who retired prior to that limitation year.

    (c) The term "compensation" for purposes of applying the applicable limitations under Section 415 of the Code with respect to any Member shall mean compensation from the Company or any Affiliated Employer as defined in U.S. Treasury Department regulations 1.415(c)-2(d)(4) (i.e., information required to be reported under sections 6041, 6051 and 6052 of the Code ("W-2 Pay") plus amounts that would be included in wages but for an election under Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code). The term "compensation" shall also include amounts required to be recognized under the provisions of U.S. Treasury Department regulation 1.415(c)-2(e) and amounts permitted to be recognized under the provisions of U.S.
        Treasury Department regulation 1.415(c)-2(e)(2)."

    3. A new Section 4.5 is hereby added to the Plan, effective as of January 1, 2009, to read in its entirety as follows:

        "4.5  Accruals After Benefit Commencement
              -----------------------------------

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        Notwithstanding anything in this Plan to the contrary, the Salary of a
        Member who has elected to have his benefit commence under this Plan after attaining his Normal Retirement Age but before he terminates his employment with the Company and all Affiliated Employers shall be disregarded for all purposes of this Section IV. However, a Member whose benefit is required to commence in accordance with the provisions of Section 11.1 of the Plan shall not be treated as having elected to have his benefits commence for purposes of this Section."

4. Section 6.1(b) of the Plan is hereby amended, effective as of January 1, 2008, to read in its entirety as follows:

        "(b) Joint and Survivorship Annuity: An actuarially reduced monthly life annuity payable to the Member at his Retirement Commencement Date and providing for the continuation of such reduced retirement benefit in an amount equal to 100%, 75%, 66-2/3% or 50% of such reduced retirement benefit, to the Contingent Annuitant for as long as the Contingent Annuitant lives. Under this option, the amount of reduction in the retirement benefit depends upon the age of the Member and the Contingent Annuitant at the date the benefit is to commence and the amount of the continuing payment elected as stated in Appendix A."

    5. Section 10.2 of the Plan is hereby amended, effective as of January 1, 2008, to read in its entirety as follows:

        "10.2 The Pension Committee shall determine that a Participant is totally and permanently disabled if the Participant is in receipt of a Social Security disability benefit."

6. Section 11.1 of the Plan is hereby amended, effective as of January 1, 2008, to read in its entirety as follows:


        "11.1  Commencement of Payment
               -----------------------

        Unless a Member elects otherwise, the payment to him of his retirement benefit shall begin not later than the 60th day after the close of the Plan Year in which occurs the later of:

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

        (a) the Member's Normal Retirement Date, or

        (b) the fifth anniversary of the Member's participation in the Plan, or

        (c) the date the Member terminates his service with the Company.

        In no event, however, shall a retirement benefit becoming payable under this Plan commence later than the April 1 following the calendar year in which the Member attains age 70-1/2.

        In the event a Member's benefit otherwise required to commence on the Member's Normal Retirement Date is delayed because the Pension Committee is unable to locate the Member or for any other reason, the Pension Committee shall commence payment within 90 days after the date the Member is located. Unless the Member elects an optional form of payment in accordance with the provisions of Section 6.1, payment shall be in the normal (automatic) form as set forth in Section V applicable to the Member on his Annuity Starting Date. The benefit payable to the Member as of his Annuity Starting Date shall be in the amount that would have been payable to the Member if payments had commenced on the Member's Normal Retirement Date ("retroactive Annuity Starting Date") in the form elected by the Member under the provisions of Section 5.1, 5.2 or 6.1, as applicable; plus one lump sum payment equal to the sum of the monthly payments the Member would have received during the period beginning on his Normal Retirement Date and ending with the month preceding his Annuity Starting Date, together with interest at the rate of 6.5 percent per annum, compounded annually. The amount of the monthly payments shall be determined as of the Member's Normal Retirement Date on the basis of the single life annuity form of payment. The lump sum shall be paid on or as soon as practicable following the date the Member's Pension commences.

7. Section 11.2 of the Plan is hereby amended, effective as of March 25, 2005, to read in its entirety as follows:

    "11.2  Payment of Lump Sum Benefits
           ----------------------------

    Notwithstanding any other provision of the Plan, a Member's benefit shall be payable in a lump sum payment as follows:

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

    (i) If the present value of the Member's benefit amounts to $1,000 or less as of his Retirement Commencement Date, a lump sum payment equal to the present value of the benefit shall be made in lieu of all benefits.

    (ii) If the present value of the Member's benefit exceeds $1,000 but does not exceed $5,000, the only form of payment he may elect is a lump sum payment. He may elect to receive the lump sum payment as soon as practicable following his termination of employment or as of the first day of any later month that precedes his Normal Retirement Date. Spousal consent to the Member's election of the lump sum is not required.

      The present value of the Member's benefit and amount of a lump sum payment payable under this paragraph shall be determined by using the IRS Mortality Table and the IRS Interest Rate in Appendix A and, in the case of a lump sum benefit payable prior to a Member's Normal Retirement Date, shall be of equivalent value to the benefit which would otherwise have been provided commencing at the Member's Normal Retirement Date. In the event the present value of a Member's benefit exceeds $1,000 upon an initial determination as to its present value, the present value of the benefit shall be redetermined annually as of the first day of each subsequent Plan Year. The lump sum payment shall be made as soon as practicable following the determination that the amount qualifies for distribution under this paragraph."

8. Section 11.4 of the Plan is hereby amended, effective as of January 1, 2004, to read in its entirety as follows:

    "11.04  Distribution Requirements
            -------------------------

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    Notwithstanding any other provision of this Plan, all distributions from this Plan shall conform to Section 401(a)(9) of the Code, U.S. Treasury Department Regulation Sections 1.401(a)(9)-2 through 1.401(a)(9)-9, and the incidental death benefit requirements of Section 401(a)(9)(G) of the Code. Further, such regulations shall override any plan provision that is inconsistent with Section 401(a)(9) of the Code. If a Member dies after Pension payments have commenced, any payments continuing on to his spouse or Beneficiary shall be distributed at least as rapidly as under the method of distribution being used as of the Member's date of death.

             All distributions shall be subject to the following rules:

    (a) Any additional benefits accruing to a Member in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

    (b) If the Member's benefit is being distributed in the form of a joint and survivor annuity for the joint lives of the Member and a non-spouse beneficiary, annuity payments to be made on or after the Member's required beginning date to the designated beneficiary after the Member's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Member using the table set forth in Q&A-2 of Section 1.401(a)(9)-6T of the U.S. Treasury Department regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Member and a non-spouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain. If the Annuity Starting Date precedes the year in which the Member reaches age 70, in determining the applicable percentage, the Member/Beneficiary age difference is reduced by the number of years that the Member is younger than age 70.

    (c) If the Member's benefit is being distributed in the form of a period certain and life annuity option, the period certain may not exceed the applicable distribution period for the Member under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Member reaches age 70, the applicable distribution period for the Member is the distribution period for age 70 under

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

        the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Member as of the Member's birthday in the year that contains the Annuity Starting Date.

    (d) For purposes of this Section, the following definitions shall apply:

      (i) Designated beneficiary. The individual who is designated as the beneficiary under Section 1.8 is the designated beneficiary under
            Section 401(a)(9) of the Code and Section 1.401(a)(9)-4 of the Treasury regulations.

      (ii) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member's required beginning date.

      (iii) Life expectancy. Life expectancy as computed using the Single Life Table in Section 1.401(a)(9)-9, Q & A-1 of the Treasury regulations.

      (iv)  Required beginning date.  The date specified in Section 11.1."

9. Section 11.5 of the Plan is hereby amended, effective as of January 1, 2008, to read in its entirety as follows:


    "11.5  Direct Rollover Distribution
           ----------------------------

    (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Pension Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

    (b) The following definitions apply to the terms used in this Section 11.5:

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

             (i) "Eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

        (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; and

        (B) any distribution to the extent such distribution is required under
            Section 401(a)(9) of the Code.

             (ii) "Eligible retirement plan" means any of the following types of plans that accept the distributee's eligible rollover distribution:

                  (A) a qualified plan described in Section 401(a) of the Code;

                  (B) an annuity plan described in Section 403(a) of the Code;

                  (C) an individual retirement account or individual retirement annuity described in Section 408(a) or 408(b) of the Code, respectively;

                  (D) an annuity contract described in Section 403(b) of the
                      Code;

                  (E) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; and

                  (F) effective January 1, 2008, a Roth IRA described in Section
                      408A of the Code.

            (iii) "Distributee" means an employee or former employee, an employee's or former employee's surviving spouse, and an employee's or former employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code with respect to the interest of such alternate payee); and

            (iv) "Direct rollover" means a payment by the Plan to the eligible retirement plan specified by the distributee.

    (c) The Member shall be required to represent to the Pension Committee that any recipient plan is (or is intended to be) an eligible retirement plan and to provide any other reasonable information the Pension Committee shall require (including the name, address and account numbers with respect to a recipient plan).

    (d) A Member failing to elect the rollover option under this Section 11.5 prior to a Retirement Commencement Date shall be deemed not to have elected a rollover option.

    (e) The Pension Committee may adopt any reasonable procedures to accomplish the direct rollover, as a trustee to trustee transfer, including distribution in the form of a restricted check payable to a fund or a trustee for the benefit of the Member.

    (f) Amounts eligible for direct rollover may be distributed to a maximum of three recipient plans.

    (g) A Member shall be permitted to divide a distribution in the form of a percentage or dollar amount to be rolled over to a recipient plan and the remainder to be received currently by the Member."

10. Section 15.1(d)(iii) of the Plan is hereby amended, effective as of January 1, 2007, to read in its entirety as follows:

    "(iii) permit the elimination of an optional form of benefit with respect to benefits attributable to Vesting Service prior to the effective date of such amendment. In the case of a retirement type subsidy, this subsection (iii) shall apply only with respect to a Member who satisfies (either prior to or subsequent to the effective date of the amendment) preamendment conditions for such subsidy. Notwithstanding the preceding, the Accrued Benefit of a Member, early retirement benefit, retirement-type subsidy, or optional form of benefit may be reduced to the extent permitted under

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

           Section 412(c)(8) of the Code (as it read before the first day of the 2008 Plan Year), Section 412(d)(2) of the Code (as it reads for Plan Years beginning on and after January 1, 2008), or to the extent permitted under the Sections 1.411(d)-(3) and 1.411(d)-(4) of the U.S. Treasury Department regulations."

11. The following new Section 16.2 is hereby added to the Plan, effective as of January 1, 2008, to read in its entirety as follows:

    "16.2  Limitations Based on Funded Status of the Plan
           ----------------------------------------------

    Notwithstanding any provision of the Plan to the contrary, the following provisions shall apply as required by Section 436(d) of the Code effective for Plan Years beginning on or after January 1, 2008:

        (a) In no event shall a Member be entitled to receive an unpredictable contingent event benefit under the Plan during any period the payment of such benefit is restricted under the provisions of
             Section 436(b) of the Code.

        (b) In the event the Plan's adjusted funding target attainment percentage for a Plan Year is less than 60 percent, benefit accruals shall cease during the period benefit accruals are restricted under the provisions of Section 436(e) of the Code.

        (c) In the event the Plan's adjusted funding target attainment percentage for a Plan Year falls below the threshold defined under
             Section 436(d)(1) and/or (3) of the Code, the Trustee shall, as directed by the Company, cease payment of any prohibited payment during the period specified in, and to the extent necessary to comply with the provisions of Section 436(d) of the Code.

        (d) In no event shall a prohibited payment be paid during any period the Company is a debtor in a case under Title 11, United States Code, or similar federal or state law, to the extent necessary to comply with the provisions of Section 436(d)(2) of the Code.

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

        (e) In no event shall an amendment that has the effect of increasing liabilities of the Plan by reason of in creases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable become effective during the period such amendment would violate the provisions of Section 436(c) of the Code.

        (f) For purposes of this Section, the following terms shall have the following meanings:

             (i) "Funding target attainment percentage" has the same meaning given such term by Section 430(d)(2) of the Code.

             (ii) "Adjusted funding target attainment percentage" means the funding target attainment percentage that is determined under subparagraph (i) above increase by each of the amounts under
                   Section 430(d)(2)(A) and (B) of the Code by the aggregate amount of purchases of annuities for employees other than highly compensated employees (as defined in Section 414(q) of the Code) that were made by the Plan during the preceding two years.

             (iii) "Unpredictable contingent event benefit:  means any benefit payable solely by reason of":

                   (A) a plant shutdown (or similar event, as determined by the
                       Secretary of the Treasury); or

                   (B) any event other than the attainment of any age,
                       performance of any service, receipt or derivation of any compensation, or occurrence of death or disability.

             (iv)  "Prohibited payment" means:

                   (A) any payment in excess of the monthly amount payable as a single life annuity (plus any social security supplements described in the last sentence of Section 411(a)(9) of the

                       Code) to any Member or Beneficiary whose Retirement Commencement Date occurs during any period a limitation under subparagraph (b) or (d) above is in effect;

                   (B) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits; or

                   (C) any other payment specified by the Secretary of the
                       Treasury by regulations."

12. Section 19.4 of the Plan is hereby amended, effective as of January 1, 2007, to read in its entirety as follows:

    "19.4  Vesting
           -------

    (a) An active Member in a Top Heavy Plan shall have a nonforfeitable interest in his Accrued Benefit derived from Company contributions as provided under the following schedule:


                         Years of Vesting Services  Nonforfeitable Percentage
                         -------------------------  -------------------------
                               Less than 2                         0%
                                    2                             20%
                                    3                             40%
                                    4                             60%
                                    5 or more                    100%

        Accrued Benefit, for the purposes of this subsection, shall include that portion of Accrued Benefits which the Member earned during all prior Plan Years, whether or not the Plan was a Top Heavy Plan during such prior Plan Years.

        (b) If a Member has completed fewer than three Years of Vesting Service on or before the last day of the most recent Plan Year for which the Plan was a Top Heavy Plan, the vesting provisions of Section 19.4(a) shall continue to be applicable to the portion of his Accrued Benefit determined as of the last day of the Plan Year in which the Plan was a Top Heavy Plan, and Section 9.2(a) shall again be applicable with respect to the remaining portion of his Accrued Benefit; provided, however, that in no event shall the vested percentage of such remaining portion be less than the percentage determined under the above as of the last day of the most recent Plan Year for which the Plan was a Top Heavy Plan."

13. Appendix A, Section (a) of the Plan is hereby amended, effective for distributions commencing on or after January 1, 2008, to read in its entirety as follows:

    "(a) IRS Interest Rate means, with respect to determining the amount of a benefit with a Retirement Commencement Date on or after January 1, 2008, the interest rate prescribed under Section 417(e)(3)(C) of the Code (as it reads effective on and after the first day of the 2008 Plan
         Year) as in effect the second full calendar month preceding the applicable Stability Period.

    IRS Mortality Table means, with respect to determining the amount of a benefit with a Retirement Commencement Date on or after January 1, 2008, the mortality table prescribed under Section 417(e)(3)(B) of the Code (as it reads effective on and after the first day of the 2008 Plan Year).

    Stability Period means the calendar year in which the Retirement Commencement Date for a distribution occurs."

14. Section (c) of Appendix A of the Plan is hereby amended, effective for distributions commencing on or after January 1, 2008, to read in its entirety as follows:

    "All options approved by the Pension Committee, including the qualified joint and survivor annuity, the %1000%, 75%, 66? and 50% joint and survivor annuities, 10-year certain annuity and Social Security leveling option are based on an interest rate of 6.5%, compounded annually, and the 94 Group Annuity Reserve mortality table projected to 2002, scale AA, as prescribed by Revenue Ruling 2001-62."

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

15. Sections (d), (e) and (f) of Appendix A of the Plan are hereby deleted effective as of January 1, 2008,



To record the adoption of this amendment to the Plan, Trans-Lux Corporation has authorized its officers to affix its corporate name and seal this 31st day
                                                                      ----
of December, 2008.



[CORPORATE SEAL]                                   TRANS-LUX CORPORATIONS


Attest:                                         By: /s/ Angela D. Toppi, EVP
       -------------------------------             ----------------------------


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